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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Quarterly Report on Form 10-QSB of our report dated February 11, 2002, relating to the financial statements of Monet Entertainment Group, Ltd., which appear in such Annual Report.

Denver, Colorado
March 31, 2002

/s/ Story & Company, P.C.

Story & Company, P.C.
Certified Public Accountants